                                                                   Draft 3/11/94


                                 $100,000,000

                             HARTMARX CORPORATION

                    __% Senior Subordinated Notes Due 2002


                            UNDERWRITING AGREEMENT
                            ----------------------


                                                                  March __, 1994


CS First Boston Corporation
Merrill Lynch & Co.
Merrill Lynch, Pierce,
     Fenner & Smith Incorporated
c/o CS First Boston Corporation
Park Avenue Plaza
55 East 52nd Street
New York, New York 10055

Dear Sirs:

          1.  Introductory.  Hartmarx Corporation, a Delaware corporation
              -------------
("Company"), proposes to issue and sell $100,000,000 principal amount of its __% Senior Subordinated Notes due 2002 ("Securities") to be issued under an indenture, dated as of March __, 1994 ("Indenture"), between the Company and Bank One Wisconsin Trust Company, National Association, as Trustee, and concurrently therewith enter into the New Credit Facility (as defined in the Registration Statement), and hereby agrees with the several Underwriters named in Schedule A hereto ("Underwriters") as follows:

          2.  Representations and Warranties of the Company.  The Company
              ----------------------------------------------
represents and warrants to, and agrees with, the several Underwriters that:

          (a) A registration statement (No. 33-51915), including a form of prospectus, relating to the Securities has been filed with the Securities and Exchange Commission ("Commission") and either (i) has been declared effective under the Securities Act of 1933 ("Act") and is not proposed to be amended or
(ii) is proposed to be amended by amendment or post-effective amendment. If the Company does not propose to amend such registration statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. For purposes of this Agreement,

"Effective Time" means (i) if the Company has advised you that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission, or (ii) if the Company has advised you that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all material incorporated by reference therein and including all information (if any) deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, is hereinafter referred to as the "Registration Statement," and the form of prospectus relating to the Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in the Registration Statement, including all material incorporated by reference in such prospectus, is hereinafter referred to as the "Prospectus."

          (b) If the Effective Time is prior to the execution and delivery of this Agreement: (i) on the Effective Date, the Registration Statement conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939 ("Trust Indenture Act") and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on the date of this Agreement, the Registration Statement conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time is subsequent to the execution and delivery of this Agreement:
on the Effective Date, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences do not apply to statements in or omissions from the Registration Statement or Prospectus based upon written information furnished to the Company by any Underwriter through you specifically for use therein.

          (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, earnings, operations or business of the Company and its subsidiaries, taken as a whole ("Material Adverse Effect").

          (d) Each subsidiary of the Company that is a "significant subsidiary" (as defined in Rule 1-02 of Regulation S-X of the Commission) (each of the foregoing being referred to herein as a "Significant Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has all corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity (collectively, "Liens"), other than Liens securing the Override Agreement and Bridge Facility (each as defined in the Registration Statement), which Liens will be released at the closing of the New Credit Facility, and Liens securing the New Credit Facility.

          (e) Except as set forth in the Company's 1993 Annual Report on Form 10-K, the Company does not have any subsidiaries or other entities of which it owns any equity securities or securities convertible into equity securities, nor are there any joint ventures or partnerships through which it presently conducts business nor does the Company currently have plans to conduct business in such a manner.

          (f) This Agreement has been duly authorized, executed and delivered by the Company.

          (g) There are no contracts, agreements or understandings between the Company and any natural person, corporation, partnership, trust, firm, association or other entity, whether acting in an individual, fiduciary or other capacity (a "Person") granting such Person the right to require the Company to include any securities of the Company owned or to be owned by such Person in the securities registered pursuant to the Registration Statement.

          (h) Except as described in the Prospectus (including the documents incorporated by reference therein) the Company and its Significant Subsidiaries own or possess all licenses or other rights to use the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and proprietary knowledge (hereinafter collectively referred to as "Proprietary Rights") presently employed by them in connection with the operation of their businesses, in each case where the failure to own, possess or have rights to use such Proprietary Rights, singly or in the aggregate, would have a Material Adverse Effect. Neither the Company nor any of its Significant Subsidiaries (i) has received any notice of infringement of or conflict with asserted rights of others with respect to any Proprietary Rights, (ii) is aware of the assertion by others of any rights inconsistent with the Company's Proprietary Rights, and (iii) is aware of any facts which it believes would render any of its Proprietary Rights invalid, in each case for clauses (i), (ii), or (iii), which singly or in the aggregate, would have a Material Adverse Effect.

          (i) The consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the requirements of the Act and the Rules and Regulations, present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the related supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein in compliance in all material respects with the applicable Rules and Regulations. The financial information and statistical data set forth in the

Prospectus under the captions "Selected Historical and Pro Forma Consolidated Financial Information" and "Capitalization" are fairly stated in all material respects in relation to the consolidated financial statements of the Company from which they have been derived. The financial information and statistical data set forth in the Prospectus under the caption "Supplemental Financial Information" have been prepared as described therein. The pro forma financial information included in the Registration Statement presents fairly the information shown therein, has been properly compiled on the pro forma bases described therein, and the adjustments used in the preparation of the Company's pro forma financial statements are appropriate to give effect to the transactions or circumstances referred to therein.

          (j) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the assets, earnings or business of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company or any of its Significant Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole, (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on its capital stock and (iv) there has not been any change in the capital stock (other than issuances of capital stock upon exercise of options and under employee stock option or benefit plans, in each case which plans were in effect or outstanding on the date of this Agreement) of the Company or any of its subsidiaries or any material change in the long-term debt of the Company and its subsidiaries, taken as a whole.

          (k) Neither the Company nor any of its subsidiaries is (i) in violation of its charter, or (ii) in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or other authority applicable to it, where such violation would have a Material Adverse Effect, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound which defaults, singly or in the aggregate, would have a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of the Company and, except with respect to certain indebtedness described in the Prospectus, which indebtedness will be repaid in full with the proceeds of the sale of the Securities to you and will not be outstanding thereafter, will not conflict with or constitute or result in a breach or violation of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, which, singly or in the aggregate, is reasonably likely to be material to the Company and its subsidiaries, taken as a whole, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, any rule, regulation or order of any governmental agency or authority or any decree or order of any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, the violation of which, singly or in the aggregate, is reasonably likely to be material to the Company and its subsidiaries, taken as a whole; and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

          (l) The Company and its Significant Subsidiaries have good title to all properties owned by them, free and clear of all Liens and defects except those that are described in the Prospectus or that do not, singly or in the aggregate, have a Material Adverse Effect.

          (m) Other than as described in the Prospectus, no labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent which, singly or in the aggregate, would have a Material Adverse Effect.

          (n) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or (assuming completion of the offering) which would have a Material Adverse Effect or which would materially and adversely affect the properties or assets thereof, taken as a whole, or which would materially and adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their property is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, would not, considered in the aggregate, have a Material Adverse Effect.

          (o) No authorization, approval or consent of, or registration or qualification with, any Person or any court or governmental authority or agency is necessary in connection with the issuance or sale of the Securities by the Company or the consummation of the other transactions contemplated by this Agreement, except such as may be required under the Act and have been or will be obtained prior to the Closing Date (as defined below), as appli-cable, and such as may be required under the Rules and Regulations or other federal, state or foreign securities laws.

          (p) The Company (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"), (ii) has received all permits, licenses or other approvals required under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and condition of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

          (q) The Company and its subsidiaries possess all licenses, certificates, authorities or permits issued by the appropriate governmental or regulatory agencies or authorities that are necessary to enable them to own, lease and operate their respective properties and to carry on their respective businesses as presently conducted and which are material to the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, would have a Material Adverse Effect.

          (r) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida), related to doing business with the government of Cuba or with any person or any affiliate located in Cuba.

          (s) On the date the Registration Statement was first filed with the Commission, and on the Effective Date, the Company met the conditions for use of Form S-3 under the Act.

          3.  Purchase, Sale and Delivery of Securities.  On the basis of the
              ------------------------------------------
representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of __% of the principal amount thereof plus accrued interest from _______ __, 1994 to the Closing Date, the respective principal amounts of Securities set forth opposite the names of the Underwriters in Schedule A hereto.

          The Company will deliver the Securities to you for the accounts of the Underwriters at the office of CS First Boston Corporation, Park Avenue Plaza, New York, New York 10055, against payment of the purchase price by wire transfer of immediately available funds to the account or accounts designated by the Com-any at the office of Skadden, Arps, Slate, Meagher & Flom, 333 West Wacker Drive, Chicago, Illinois 60606, at 10:00 A.M., Chicago time, on March __, 1994, or at such other time not later than seven full business days thereafter as you and the Company determine, such time being herein referred to as the "Closing Date." The Company will pay to you an amount equal to your cost of purchasing such immediately available funds for one day which will be equal to the federal funds rate in effect on the Closing Date plus the premium required to be paid by you for such funds. The Securities so to be delivered will be in definitive fully registered form, in such denominations and registered in such names as you request and will be made available for checking and packaging at the above office of CS First Boston Corporation at least 24 hours prior to the Closing Date.

          4.  Offering by Underwriters.  It is understood that the several
              -------------------------
Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

          5.  Certain Agreements of the Company. The Company agrees with the
              ----------------------------------
several Underwriters that:

          (a) If the Effective Time is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by you, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifth business day after the Effective Date. The Company will advise you promptly of any such filing pursuant to Rule 424(b).

          (b) The Company will advise you promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus and will not effect such amendment or supplementation without your consent (which consent will not be unreasonably withheld or delayed); and the Company will also advise you promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither your consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

          (e) The Company will furnish to you copies of the Registration Statement (three of which will be signed and will include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you reasonably request.

          (f) The Company will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required for the distribution thereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not already so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (g) During the period of five years hereafter, the Company will furnish to you and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year, and the Company will furnish to you (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 ("Exchange Act") or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as you may reasonably request.

          (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any reasonable expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with qualification of the Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as you designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for the filing fee of the National Association of Securities Dealers, Inc., relating to the Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

          6.  Conditions of the Obligations of the Underwriters.  The
              --------------------------------------------------
obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) You shall have received a letter, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to the Effective Time), of Price Waterhouse confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

          (i) in their opinion the consolidated financial statements of the Company audited by them and included or incorporated by reference in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related published Rules and Regulations thereunder with respect to registration statements on Form S-3;

        (ii) on the basis of a reading of the latest available interim financial information of the Company and inquiries of officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below, nothing came to their attention that caused them to believe that:

               (A) at the date of the latest available interim financial data read by such accountants, or at a subsequent specified date not more than five days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available interim financial data read by such accountants, there was any decrease in consolidated net current assets or shareholders' equity, as compared with amounts shown on the latest balance sheet included in the Registration Statement; or

               (B) for the period from the closing date of the latest income statement included in the Registration Statement to the closing date of the latest available interim financial data read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales, gross profit, operating earnings, net earnings or net earnings per common share;

     except in all cases for changes, increases or decreases which the Registration Statement discloses have occurred or may occur or which are described in such letter, and

          (iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) contained in the Registration Statement (in each case to the extent that such dollar amounts and percentages are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries and a reading of such general accounting records and have found such dollar amounts and percentages to be in agreement with such results, except as otherwise specified in such letter.

For purposes of this subsection, if the Effective Time is subsequent to the execution and delivery of this Agreement, "Registration Statement" shall mean the registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to the Effective Time, and "Prospectus" shall mean the prospectus included in the Registration Statement. All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statement for purposes of this subsection.

          (b) If the Effective Time is not prior to the execution and delivery of this Agreement, the Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by you. If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or shall have been instituted or, to the knowledge of the Company or you, shall be contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in the business or properties of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters including you, materially impairs the investment quality of the Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrad-ing, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market;
(iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including you, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

          (d) You shall have received an opinion, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom, special counsel for the Company, to the effect that:

             (i) The Company has been organized and is existing and in good standing as a corporation under the laws of the State of Delaware and has the corporate power and corporate authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in the State of Illinois;

             (ii) Each Significant Subsidiary of the Company is duly qualified as a foreign corporation to transact business and is in good standing in the state(s) set forth opposite its name in the attached schedule; and to such counsel's knowledge, after due inquiry, the Company, directly or through subsidiaries, is the registered owner of all of the issued and outstanding capital stock of each Significant Subsidiary;

             (iii) Except as described in the Prospectus, such counsel is not aware of any legal or governmental proceedings pending or threatened to which the Company or any subsidiary is a party or to which any of their respective properties or assets are subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, or which seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities;

             (iv) The descriptions in the Registration Statement and Prospectus under the headings (A) "Risk Factors--Uncertainties Regarding HSSI and MLR" and "Business--Legal Proceedings" present accurate summaries of such legal proceedings in all material respects and (B) "Description of Certain Indebtedness" and "Description of the Notes" are accurate as to legal matters in all material respects; and such counsel do not know of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required;

             (v) To the knowledge of such counsel after due inquiry, there are no contracts, agreements or understandings known to such counsel between the Company and any Person granting such Person the right to require the Company to include any securities of the Company owned or to be owned by such Person in the securities registered pursuant to the Registration Statement;

             (vi) The Securities have been duly authorized by requisite corporate action on the part of the Company and executed and delivered by the Company to the Trustee and, when authenticated by the Trustee in accordance with the provisions of the Indenture, and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought;

             (vii) The Securities and the Indenture conform in all material respects to the description thereof contained in the Prospectus;

             (viii) The Indenture has been duly authorized by requisite corporate action on the part of the Company and executed and delivered by the Company and, when executed and delivered by the Trustee (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding therefor may be brought;

             (ix) To such counsel's knowledge, no consent, approval, authorization or order of, or filing with, any United States governmental agency or body or any United States court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Securities by the Company, except (A) the regi stration under the Act of the Securities, (B) the qualification of the Indenture under the Trust Indenture Act and (C) such as may be required under state securities laws, provided that the foregoing opinion is limited
                                  --------
     to such consents, approvals, authorizations, orders and filings, which, in such counsel's experience, are normally applicable to public offerings of securities of the type contemplated hereby;

             (x) The execution, delivery and performance of the Indenture and this Agreement and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) the certificate of incorporation or by-laws of the Company or any subsidiary, (B) any agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties of the Company or any subsidiary is subject and which has been specifically identified to such counsel by officers of the Company pursuant to a certificate attached to such opinion as an agreement or instrument which is material to the business or financial condition of the Company and its subsidiaries taken as a whole or (C) to such counsel's knowledge, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its subsidiaries or any of their properties; provided that the foregoing opinion in this clause (C) is limited to such statutes, rules, regulations or orders, which, in such counsel's experience, are normally applicable to public offerings of securities of the type contemplated hereby; and the Company has the requisite corporate power and corporate authority to issue and sell the Securities as contemplated by this Agreement;

             (xi) The Registration Statement was declared effective under the Act and the Indenture was qualified under the Trust Indenture Act as of the date and time specified in such opinion (provided that in rendering such opinion, such counsel may state that they relied solely upon the oral advice of the staff of the Commission to the effect that the Registration Statement has become effective and the Indenture has been so qualified), the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Registration Statement (as the case may be), and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission under the Act, and the Registration Statement and the Prospectus, and each amendment and supplement thereto, as of their respective effective or issue dates, appears on its face to be appropriately responsive in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations (except that in each case such counsel need express no opinion as to the financial statements and schedules and other financial or statistical data included therein, excluded therefrom or incorporated by reference therein or the contents of any exhibits to the Registration Statement or the contents of the Statement of Eligibility and Qualification of the Trustee on Form T-1);

             (xii) On the Effective Date, the Company met the conditions for use of Form S-3 under the Act; and

             (xiii) This Agreement has been duly authorized by requisite corporate action on the part of the Company and executed and delivered by the Company.

     In addition, counsel shall state that they have participated in conferences with officers and other representatives of the Company, counsel employed by the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters, at which conferences the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have not made any independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that lead them to believe that either the Registration Statement, at the time such Registration Statement became effective, and each amendment thereto, as of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus as of the date of this Agreement or as of the Closing Date, and each amendment or supplement thereto as of its issue date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that in each case such counsel need express no opinion as to the financial statements and schedules and other financial or statistical data included therein, excluded therefrom or incorporated by reference therein or the contents of any exhibits to the Registration Statement or the contents of the Statement of Eligibility and Qualification of the Trustee on Form T-1).

          (e) You shall have received an opinion, dated the Closing Date, of the Assistant General Counsel of the Company, to the effect that:

             (i) The Company is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualifications;

             (ii) Each Significant Subsidiary of the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required; and to such counsel's knowledge, after due inquiry, all of the issued and outstanding capital stock of each significant subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and, except with respect to indebtedness described in the Prospectus (including the documents incorporated by reference therein), is free and clear of any mortgage, pledge, lien, encumbrance, claim or equity;

             (iii) To the best of such counsel's knowledge, the Company is not in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or other authority applicable to it the result of which would have a Material Adverse Effect; and

            (iv) Except as described in the Prospectus (including the documents incorporated by reference therein), such counsel is not aware of (A) any notice of infringement of or conflict with asserted rights of others with respect to any Proprietary Rights, (B) the assertion by others of any rights inconsistent with the Proprietary Rights, or (C) any facts which such counsel believes would render any of the Proprietary Rights invalid, in each case, which singly or in the aggregate, would have a Material Adverse Effect.

     (f) You shall have received from Kirkland & Ellis, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the valid existence of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as you may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (g) You shall have received a certificate of the Company, dated the Closing Date, executed on behalf of the Company by the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

     (h) You shall have received a letter, dated the Closing Date, of Price Waterhouse which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to the Closing Date for the purposes of this subsection.

     (i) The Company, the lenders named therein as lenders and General Electric Capital Corporation, as managing agent, shall have entered into the New Credit Facility, and the New Credit Facility shall not have been amended or modified. All documentation relating to the New Credit Facility shall be in form and substance satisfactory to you and your counsel, and you shall have received evidence that the New Credit Facility has been consummated without waiver of any term thereof.

The Company will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

     7.  Indemnification and Contribution.
         ---------------------------------

     (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you specifically for use therein; and provided, further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities, to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person if required by law so to have been delivered, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Prospectus (excluding any documents incorporated therein by reference) if the Company had previously furnished copies thereof to such Underwriter and if such Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

     (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by references to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omissions. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each Person, if any, who controls any Underwriter within the meaning of the Act, and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each Person, if any, who controls the Company within the meaning of the Act.

     8.  Default of Underwriters.  If any Underwriter or Underwriters default in
         ------------------------
their obligations to purchase Securities hereunder and the aggregate principal amount of the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Securities, you may make arrangements satisfactory to the Company for the purchase of such Securities by other Persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Securities and arrangements satisfactory to you and the Company for the purchase of such Securities by other Persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in
Section 9. As used in this Agreement, the term "Underwriter" includes any Person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     9.  Survival of Certain Representations and Obligations.  The respective
         ----------------------------------------------------
indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to
Section 8 or if for any reason the purchase of the Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

     10.  Notices.  All communications hereunder will be in writing and, if sent
          --------
to the Underwriters, will be mailed, delivered or telegraphed and confirmed to you, c/o CS First Boston Corporation, Park Avenue Plaza, New York, N.Y. 10055,
Attention: Investment Banking Department--New Issue Processing Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 101 North Wacker Drive, 23rd Floor, Chicago, Illinois 60606, Attention:
Secretary; provided, however, that any notice to an Underwriter pursuant to
Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

     11.  Successors.  This Agreement will inure to the benefit of and be
          -----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other Person will have any right or obligation hereunder.

     12.  Representation of Underwriters.  You will act for the several
          -------------------------------
Underwriters in connection with this financing, and any action under this Agreement taken by you jointly or by CS First Boston Corporation will be binding upon all the Underwriters.

     13.  Counterparts.  This Agreement may be executed in any number of
          -------------
counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14.  Applicable Law.  This Agreement shall be governed by, and construed in
          ---------------
accordance with, the laws of the State of New York.

                                 *  *  *  *  *

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counter-parts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                       Very truly yours,

                                       HARTMARX CORPORATION


                                       By:___________________________
                                       Name:
                                       Title:


The foregoing Underwriting Agreement
 is hereby confirmed and accepted
 as of the date first above written.

CS FIRST BOSTON CORPORATION
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated

By:  CS FIRST BOSTON CORPORATION



By:__________________________________
Name:
Title:

                                  SCHEDULE A


                                           PRINCIPAL
                                           AMOUNT OF
              UNDERWRITER                 SECURITIES
              -----------                ------------

CS First Boston Corporation............  $

Merrill Lynch, Pierce, Fenner & Smith
Incorporated...........................  $
                                         ------------
              Total....................  $100,000,000
                                         ============